UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material Pursuant to Rule 14a-12

HighMark Funds

(Name of Registrant as Specified In Its Charter)

__________________________________________________

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Operations Newsflash

HighMark Funds complex-wide proxy

Special Meeting of Shareholders Scheduled for October 8, 2010

Proxy Points and Proposals

Meeting Date/Time:

October 8th, 2010 @ 3:00pm EST

Meeting Location:

201 Washington Street, 11th Floor (Flannery Room), Boston, MA 02108

Date of Record:

July 26th, 2010

Proxy Mailed on or about:

August 23rd, 2010

Proxy Topics:

1.

To elect Eight Trustees to the Board (Voted on by All Funds)

2.

To approve an amendment to the Declaration of Trust (Voted on by all Funds)

3.

To approve an amendment to the Investment Advisory Agreement

4.

To authorize HCM to enter into and materially amend sub-advisory agreements without shareholder approval

5.

To approve new Sub-Advisory Agreements with Ziegler Capital Management, LLC

For additional information or questions about the Proxy please call: 1-866-615-7269

For additional information or questions about HighMark please call: 1-800-433-6884 or visit www.highmarkfunds.com or call Joe Kim, Associate National Account Manager at (415)705-7067 or your assigned National Accounts Manager Katie Bell or Chris Danos.

Mutual fund investing involves risk, including possible loss of principal. HighMark Funds Distributors, Inc., a wholly-owned subsidiary of BNY Mellon Distributors Inc., is the principal underwriter of the HighMark Funds. HighMark Capital Management, Inc., a registered adviser, is a wholly owned subsidiary of Union Bank, N.A., and serves as investment adviser for HighMark Funds. Union Bank, N.A., a subsidiary of UnionBanCal Corporation, provides certain services to the Funds and is compensated for these services. NO BANK GUARANTEE, NOT FDIC INSURED, MAY LOSE VALUE. There is no guarantee that the Funds will meet their stated objectives.

Carefully consider the Funds' investment objectives, risk, and charges and expenses. This and other information can be found in the Funds' prospectus, which may be obtained by calling 1.800.433.6884 or by www.highmarkfunds.com. Read the prospectus carefully before investing.